Exhibit 99.1

Investor Relations:	Media Contact:
Emily Pietrzak	Albert Fong, Amy Burnis
ProxyMed, Inc.	Schwartz Communications
925-765-4410	415-512-0770/781-684-0770
epietrzak@proxymed.com	proxymed@schwartz-pr.com
James H. McGuire Joins Board of Directors for ProxyMed, Inc.
Atlanta, GA — September 18, 2005 — ProxyMed (Nasdaq: PILL), a leading provider of healthcare payments processing and medical cost containment services, today announced the appointment of James H. McGuire to its Board of Directors. A veteran of financial services and technology companies, Mr. McGuire is currently the President of NJK Holding Corporation, a privately-held investment company focused on financial services, health care, litigation services, and other industries.
“We are delighted that Jim has joined the Board of Directors for ProxyMed”, said John Lettko, ProxyMed’s CEO. “His significant experience in computer software and financial services is highly relevant to the strategic direction of ProxyMed and we look forward to the contributions he will make, particularly as we look to refine our offerings in the coming months.”
“The healthcare industry is evolving at a rapid pace and I am honored to join ProxyMed’s Board at this exciting time,” said Mr. McGuire. “As the newest member of the board, I look forward to contributing my expertise and expanding industry support for electronic solutions in healthcare payments and transaction processing.”
Mr. McGuire received his BA in finance from the University of Notre Dame. He serves on the boards of Digital Insight Corporation (DGIN), a leading online banking provider for financial institutions and Laureate Education Inc. (LAUR), formerly Sylvan Learning Systems, Inc.
Other Board members include Chairman Kevin M. McNamara, William L. Bennett, Edwin M. Cooperman, Thomas E. Hodapp, Braden R. Kelly, ProxyMed CEO John G. Lettko, and Eugene R. Terry.
About ProxyMed, Inc.
ProxyMed provides healthcare payments processing, medical cost containment services, business process outsourcing solutions and related value-added products to physicians, payers, pharmacies, medical laboratories, and other healthcare providers and suppliers. ProxyMed’s services support a broad range of both financial and clinical transactions, and we are HIPAA-certified. To facilitate these services, ProxyMed operates Phoenix™, our secure national electronic information platform, which provides physicians and other primary care providers with direct connectivity to payers, chain and independent pharmacies and clinical laboratories.
For more information about ProxyMed, please visit the company’s website at http://www.proxymed.com
Forward-Looking Statement
ProxyMed cautions that forward-looking statements contained in this document are based on current plans and expectations, and that a number of factors could cause the actual results to differ materially from such statements. Some of these factors are described in the Safe Harbor statement below. Except for the historical information contained herein, the matters discussed in this document may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. While these statements reflect our current judgment, they are subject to risks and uncertainties. Actual results may differ significantly from projected results due to a number of factors. In particular, no assurances can be given that any investment will be made in the Company. For further cautions about the risks of investing in ProxyMed, we refer you to the documents each company files from time to time with the Securities and Exchange Commission, particularly the Company’s Form 10-K and 10-K/A for the year ended December 31, 2004 and our Form 10Q for June 30, 2005. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.